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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  ------------

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                        WINDROSE MEDICAL PROPERTIES TRUST
                        ---------------------------------
             (Exact Name of Registrant as Specified in Its Charter)


                     Maryland                                   35-2166961
                     --------                                   ----------
     (State of Incorporation or Organization)                  (IRS Employer
                                                            Identification No.)
          3502 Woodview Trace, Suite 210
               Indianapolis, Indiana                                46268
               ---------------------                                -----
     (Address of Principal Executive Offices)                     (Zip Code)

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
If this form relates to the registration of a       If this form relates to the registration of a
class of securities pursuant to Section 12(b)       class of securities pursuant to Section 12(g)
of the Exchange Act and is effective                of the Exchange Act and is effective
pursuant to General Instruction A.(c),              pursuant to General Instruction A.(d), please
please check the following box. [X]                 check the following box. [ ]


SECURITIES ACT REGISTRATION STATEMENT FILE NUMBER TO WHICH THIS FORM RELATES:
333-89186

SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(B) OF THE ACT:

         Title of Each Class                  Name of Each Exchange on Which
         to be so Registered                  Each Class is to be Registered
         -------------------                  ------------------------------

           Common Shares,
      $0.01 par value per share                   New York Stock Exchange

SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(G) OF THE ACT:  None





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         This filing relates to the New York Stock Exchange Original Listing
Application filed by the Company on July 1, 2002.

ITEM 1.        DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         A description of Windrose Medical Properties Trust's common shares of beneficial interest is set forth under the caption "Description of Shares of Beneficial Interest" in the Prospectus contained in the Registration Statement on Form S-11 (Registration No. 333-89186), as initially filed with the Securities and Exchange Commission on May 24, 2002 (the "Registration Statement"). Such portion of the Registration Statement is hereby incorporated by reference.

ITEM 2.        EXHIBITS.

         Not applicable.


                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


Dated: June 28, 2002                   WINDROSE MEDICAL PROPERTIES TRUST
                                                 (Registrant)


                                       By:          /s/ Daniel R. Loftus
                                            ------------------------------------
                                            Daniel R. Loftus
                                            Secretary